Exhibit 5.1

August 6, 2003

Encore Medical Corporation

9800 Metric Blvd.

Austin, Texas 78758

Re:	Encore Medical Corporation—Registration Statement on

Form S-1 for 862,500 Shares of Common Stock

Ladies and Gentlemen:

We are counsel to Encore Medical Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement” ) under the Securities Act of 1933, as amended (the “Act”) and Rule 462(b) thereunder, with respect to the registration of 862,500 shares (the “Additional Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”) to be sold by the Company in connection with its public offering of up to 9,775,000 shares (the “Shares”) of Common Stock which has been registered on a separate registration statement on Form S-1, as amended (No. 333-106821) (the “Original Registration Statement”). We have also been counsel to the Company in connection with the public offering of the Shares.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Original Registration Statement; (ii) the underwriting agreement (the “Underwriting Agreement”) entered into by and among the Company and SG Cowen Securities Corporation and First Albany Corporation on their own behalf and as representatives of the several underwriters named therein (the “Underwriters”), dated August 5, 2003, a form of which was filed as Exhibit 1.1 to the Original Registration Statement as filed with the Securities and Exchange Commission (the “Commission”); (iii) the Certificate of Incorporation of Healthcare Acquisition Corporation (the “Healthcare Certificate”), the Certificate of Amendment to the Healthcare Certificate (the “Encore Certificate”), the Certificate of Amendment to the Encore Certificate, filed as of December 12, 2001 (the “First Amendment”), and the Certificate of Amendment to the Encore Certificate, filed as of June 5, 2002 (the “Second Amendment” and, together with the Healthcare Certificate, the Encore Certificate and the First Amendment, the “Certificate of Incorporation”) and the Bylaws of the Company (the “Bylaws”), each incorporated by reference as exhibits to the Registration Statement; (iv) a specimen certificate representing the Common Stock; (v) certain resolutions of the Board of Directors of the Company relating to the authorization of the Pricing Committee of the Board of Directors (the “Pricing Committee”), and certain resolutions of the Pricing Committee relating to the issuance and sale of the Shares and the Additional Shares and related matters; and (vi) the stock ledger of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

8/06/2003

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof upon such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the practice of law in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for pursuant to the Underwriting Agreement, the Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winstead Sechrest & Minick P.C.